SMALLCAP World Fund, Inc.
March 31, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class T	$-
Class F-1	$-
Class F-2	$-
Class F-3	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class T	$-
Class F-1	$-
Class F-2	$-
Class F-3	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5E	$-
Class R-5	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	398,951
Class B	-
Class C	16,104
Class T*	-
Class F-1	14,266
Class F-2	61,416
Class F-3	27,507
Total	518,244
Class 529-A	24,250
Class 529-B	-
Class 529-C	4,653
Class 529-E	1,137
Class 529-T*	-
Class 529-F-1	2,174
Class R-1	558
Class R-2	11,908
Class R-2E	360
Class R-3	15,576
Class R-4	15,679
Class R-5	5,895
Class R-5E	298
Class R-6	109,289
Total	191,777
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$56.54
Class B	$-
Class C	$49.64
Class T	$56.64
Class F-1	$55.89
Class F-2	$57.30
Class F-3	$56.78
Class 529-A	$55.90
Class 529-B	$-
Class 529-C	$50.56
Class 529-E	$54.31
Class 529-T	$56.62
Class 529-F-1	$56.57
Class R-1	$51.23
Class R-2	$51.26
Class R-2E	$56.05
Class R-3	$54.20
Class R-4	$56.10
Class R-5E	$56.55
Class R-5	$58.11
Class R-6	$57.50
* Amount less than one thousand